Exhibit 99.1

 Contact: Glenn Mahone, Aerojet Rocketdyne, 202-302-9941
 Glenn.Mahone@Rocket.com
Lynn Machon, Aerojet Rocketdyne, 916-355-3587
Lynn.Machon@Rocket.com

News Release

Aerojet Rocketdyne Launches Significant Competitive Improvement Program

SACRAMENTO, Calif., March 9, 2015 – Aerojet Rocketdyne, a GenCorp (NYSE: GY) company, today announced that it has launched a continuous, multi-faceted competitive improvement program (CIP) aimed at reducing costs and increasing operational efficiency among its 14 sites that are located in 11 states across the country.

 “Aerojet Rocketdyne has made a commitment to our customers and to the government to improve the affordability of our products – products vital to our nation’s defense and continued access to space,” said GenCorp and Aerojet Rocketdyne President and CEO Scott Seymour.  “This competitive improvement program represents a fully-integrated, long-term business strategy that preserves the company's accelerated momentum and assures our ability to continue driving the inherent growth and profitability of our business. As a result of this effort, we will be better positioned to deliver our innovative, high quality and reliable products at a lower cost to our customers.”

The CIP is composed of three major components: facilities optimization and footprint reduction; product affordability; and reduced administrative and overhead costs.  Major activities of the CIP, including factory consolidation, lean manufacturing initiatives and the implementation of shared services, will span a four-year period.  The companywide initiative is being undertaken after a comprehensive assessment of the company’s product portfolio to underpin Aerojet Rocketdyne’s technological and competitive leadership in its markets through continued research and development.

Once the initial activities of the CIP are fully implemented, the company expects to achieve annual cost savings of approximately $145 million by 2019. As a result of the CIP, the company anticipates an estimated 10% headcount reduction in its 5,000 plus total employee population.  “This is a very difficult decision and I recognize the impact on our dedicated colleagues that will be affected” said Scott Seymour, President and CEO.  The  company revealed plans to reduce the footprint of its largest site in Sacramento, California, by consolidating office space at the 2.5 million square-foot facility and relocating certain manufacturing programs to sites which handle similar products and have like manufacturing capabilities. These actions will result in a reduction of 1,000,000 square feet.

“We believe that these actions are essential to improving both the near and long-term health and performance of our business, in the context of a highly competitive and resource-constrained market environment,” said Seymour.  “Our CIP will continue to evaluate a broad range of options that could be further implemented to increase operational efficiency across all sites, achieve additional savings and improve our overall market competitiveness.  Our decisions will be focused on moving us forward to solidify our leadership in the propulsion markets.  In the end, the stability and growth of the company that results from this initiative will benefit our valued employees, customers and shareholders alike.”

Aerojet Rocketdyne is a world-recognized aerospace and defense leader providing propulsion and energetics to the space, missile defense and strategic systems, tactical systems and armaments areas, in support of domestic and international markets. GenCorp is a diversified company that provides innovative solutions that create value for its customers in the aerospace and defense, and real estate markets. Additional information about Aerojet Rocketdyne and GenCorp can be obtained by visiting the companies’ websites at www.Rocket.com  and www.GenCorp.com.

Forward-Looking Statements

This press release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this press release are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements, including without limitation statements in this press release regarding Aerojet Rocketdyne’s competitive improvement program. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the market price of GenCorp's stock, the nature of other investment opportunities presented to GenCorp, cash flows, compliance with GenCorp's financial and other covenants associated with its debt, and other factors identified in GenCorp's filings with the Securities and Exchange Commission. GenCorp undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

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